SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            -----------------------


                                   FORM SB-2

                            REGISTRATION STATEMENT

                       UNDER THE SECURITIES ACT OF 1933
                           -------------------------


                             CYBERSPACE VITA, INC.
	     ----------------------------------------------
             (Name of small business issuer in its charter)

       			Nevada                   454110
	      ------------------------ ----------------------------
	      (State of Incorporation) (Primary Standard Industrial
                                            Classification Code)


                                   14-1982491
		    ---------------------------------------
                    (I.R.S. Employer Identification Number)

                           74090 El Paseo, Suite 200
                         Palm Desert, California 92260
                           (888)410-6466 (PHONE)
                             (760) 341-3635 (FAX)
	 -------------------------------------------------------------
         (Address and telephone number of principal executive offices)


                           74090 El Paseo, Suite 200
                         Palm Desert, California 92260
                           (888) 410-6466 (PHONE)
                             (760) 341-3635 (FAX)
	 -------------------------------------------------------------
         (Address of principal place of business or intended principal place of business)


                        Desert Corporate Services, Inc.
                         5409 Carnation Meadow Street
                             Las Vegas, NV  89130
                             (702) 877-4227(PHONE)
                           (509) 561-4292 (TELECOPY)
	   ---------------------------------------------------------
	   (Name, address and telephone number of agent for service)


                                  COPIES TO:

                                Henry C. Casden
                                Attorney at Law
                           74090 El Paseo, Suite 205
                         Palm Desert, California 92260
                            (760) 568-5966 (PHONE)
                           (760) 341-3635 (TELECOPY)
                           -------------------------

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective   registration   statement   for   the   same  offering.   /        /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.           /               /


If delivery of the prospectus  is  expected  to  be  made pursuant to Rule 434,
please check the following box:       /            /


                            CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS       DOLLAR              PROPOSED      PROPOSED		AMOUNT OF
OF SECURITIES CLASS       AMOUNT TO MAXIMUM   AGGREGATE     MAX. AGGREGATE	REGISTRATION
-------------------       -----------------   ---------     --------------  	------------
Common Stock, .001 par          $100,000         $.10         $100,000		   $10.70

Total                           $100,000         $.10         $100,000		   $10.70


THE INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS Prospectus SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

Prospectus

CYBERSPACE VITA, INC.

1,000,000 SHARES OF COMMON STOCK

Up to 1,000,000 of the shares of common stock offered are being sold by CYBERSPACE VITA, INC. There is no minimum purchase requirement and no escrow, and the proceeds may be used by CYBERSPACE VITA, INC. in its discretion. There is no established public market for CYBERSPACE VITA'S common stock, and the offering price has been arbitrarily determined. CYBERSPACE VITA'S Common Stock is not currently listed or quoted on any quotation service. There can be no assurance that CYBERSPACE VITA's common stock will ever be quoted on any quotation service or that any market for CYBERSPACE VITA's stock will ever develop. This offering is self-underwritten. Shares will be sold by CYBERSPACE VITA's officers and Directors, without the use of an underwriter.

                           ------------------------


        Price            Underwriting            Proceeds
        To               Discounts and           To
        Public           Commissions (2)         Company (1)
        ------           ---------------         ----------
Per Share $.10            $   0                   $ .10

Total $100,000            $   0                   $100,000

(1) Before deducting expenses payable by CYBERSPACE VITA, INC., estimated at approximately $5,500. This offering is self-underwritten, so CYBERSPACE VITA, INC. is not obligated to pay commissions or fees on the sales of any of the shares. This offering is for up to 1,000,000 common shares. There is no minimum contingency, and the proceeds may be used in CYBERSPACE VITA's discretion.

(2)The shares of Common Stock are being offered by CYBERSPACE VITA, INC. through its officers and directors, subject to prior sale, when, as, and if delivered to and accepted by CYBERSPACE VITA, INC. and subject to the approval of certain legal matters by counsel and certain other conditions. CYBERSPACE VITA, INC. reserves the right to withdraw, cancel or modify the Offering and to reject any order in whole or in part.


        The date of this prospectus is March 28, 2007.

                               TABLE OF CONTENTS
                                                               PAGE
                                                             ---------

Prospectus Summary......................................        1
Risk Factors............................................        8

	CYBERSPACE  VITA, INC. is  a  development  stage
        company  which may make it difficult to evaluate
        our future prospects............................        8

	Our financial status  creates  a  doubt  whether
        we will continue as a going concern, and, if  we
        do not continue as a  going  concern,  investors
        may lose their entire investment................        8

	Our  success  depends on generating awareness of
	the  CYBERSPACE  VITA, INC. name  in association
	with the vitamins we sell.......................        9

	If  we  are  not  successful in raising at least
        $10,000 in the  next  twelve  months,  investors
        may lose their entire investment................        9

	We  will  need  additional  capital  to fund our
	expected  needs for  working capital and capital
        expenditures....................................        9

	We depend on our two officers who  comprise  the
        entire management team at the present time......        9
        CYBERSPACE VITA, INC. has complete discretion in
        spending the proceeds of this offering..........       10

	We do not have an encrypted link for credit card
        sales and we may not be able to  generate  sales
        if our website and systems are not as convenient
        to use as the sites of our competitors..........       10

	We face intense competition in Internet  vitamin
        sales...........................................       10

	Consumers may not accept an online source for
        our products....................................       11

	Extensive governmental  regulation  could  limit
        our sales or add significant additional costs...       11

	The  sale  of  vitamins  and  minerals  involves
	product liability and other risks...............       12

	We depend on third party shippers to deliver our
        products in a timely manner.....................       12

	Our present systems are  inadequate  to  support
        rapid growth in user demand.....................       12

	Our  computer  and  communications  systems  may
        fail or experience delays.......................       13

        We depend on  continued  growth  in use  of  the
        Internet and online commerce....................       13
        We may be unable to respond to rapid changes  in
        the online commerce industry....................       13
        This offering has no escrow, and investor  funds
        may be used on receipt..........................       13

Use of Proceeds..........................................      14
Dividend Policy..........................................      15
Price Range of Securities................................      15
Capitalization...........................................      15
Dilution.................................................      16
Selected Financial Data..................................      16
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations.............................................      16
Business.................................................      18
Management...............................................      25
Principal Stockholders...................................      27
Description of Securities................................      28
Shares Eligible for Future Sale..........................      29
Plan of Distribution.....................................      30
Legal Matters............................................      30
Experts..................................................      30
Index to Financial Statements............................      31

------------------------

PROSPECTUS SUMMARY

CORPORATE BACKGROUND

CYBERSPACE VITA, INC. was organized on November 7, 2006. We have just recently contracted for the construction of our e-commerce website by which we shall engage in our planned operations of selling vitamins on the Internet. We intend to begin advertising and promotion of the website upon the receipt of the first proceeds of this offering, if any, which we predict will occur by August 1, 2007. Our plan of operations depends upon raising sufficient funds to engage in traditional and Internet advertising and promotion of our web site and products. CYBERSPACE VITA, INC. is controlled by two individuals who devote only 25% each of their time to the business of CYBERSPACE VITA, INC.. There can be no assurance that CYBERSPACE VITA, INC.'s common stock will ever develop a market.


                                 THE OFFERING

Common Stock Offered..................... Up to 1,000,000 shares

Common Stock Outstanding after the
  Offering............................... 5,000,000 shares(1)

Use of Proceeds.......................... Working capital

Symbol................................... None

Risk Factors............................. The   shares  of   Common   stock
                                      	  offered  involve  a  high  degree
					  of risk and immediate substantial
                                      	  dilution. See "Risk Factors"

Term of offering......................... Until June 15, 2008

               -------------------------------------
(1) Figures are based on the current outstanding shares of 4,000,000.

                            SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements, including Notes, included elsewhere in this Prospectus. The statement of operations data for the period inception to December 31, 2006 and the consolidated balance sheet data at December 31, 2006 come from CYBERSPACE VITA, INC.'s audited Consolidated Financial Statements included elsewhere in this Prospectus. The consolidated statement of operations data for the period inception to December 31, 2006 come from Cyberspace Vita's audited financial statements for that period, which are included in this Prospectus. These statements include all adjustments that CYBERSPACE VITA, INC. considers necessary for a fair presentation of the financial position and results of operations at that date and for such periods. The operating results for the period ended 2006 do not necessarily indicate the results to be expected for the full year or for any future period.


BALANCE SHEET DATA:

                                        December 31, 2006
                                        -----------------
Assets:       				$  	   732.00
                                        =================

Liabilities - Accounts Payable       	$	 1,000.00
                                        -----------------
Stockholders' Equity:
  Common Stock, Par value $.001
    Authorized 100,000,000 shares,
    Issued 4,000,000 shares on
    November 8, 2006          			 4,000.00

Accumulated Deficit During
Development Stage          			(4,268.00)
                                        -----------------

     Total Stockholders' Deficit      		  (268.00)
                                        -----------------
      Total Liabilities and
       Stockholders' Deficit   		$ 	   732.00
                                        =================

STATEMENT OF OPERATIONS DATA:

                                                  Cumulative
                                                  Since
                                                  inception of
                               Period ended	  Development
                               Dec. 31,2006       Stage
                               ------------       ------------
Revenues:                      $     	 --       $   	    --
General and administrative
 Expenses:                         4,268.00           4,268.00
                               ------------       ------------
     Net Loss                  $   4,268.00       $   4,268.00
                               ------------       ------------
Loss per share                 $         --       $   	    --
                               ============	  ============

            -------------------------------------------------------

                                 RISK FACTORS

Prospective Investors in the Shares offered should carefully consider the following risk factors, in addition to the other information appearing in this prospectus.

CYBERSPACE VITA, INC. is a development stage company with no operating history, which may make it difficult to evaluate our future prospects.

CYBERSPACE VITA, INC.'s prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an industry characterized by intense competition. Since inception, CYBERSPACE VITA, INC. has incurred losses of $4,268.00, and we expect to incur net losses in the foreseeable future. These losses are in the form of pre-operating expenses, since we have just begun operations.

Our financial status creates a doubt whether we will continue as a going concern, and, if we do not continue as a going concern, investors may lose their entire investment.

As noted in note 4 to our financial statements, we have nominal assets and no current operations with which to create operating capital. We seek to raise operating capital to promote and advertise our web site in an offering of our common stock on Form SB-2. Our company's plan specifies a minimum amount of $50,000 in operating capital to operate for the next 12 months. However, there can be no assurance that such offering will be successful.

Our success depends on generating awareness of the CYBERSPACE VITA, INC. name in association with the vitamins we sell.

We intend to spend the majority of proceeds from this and future offerings on marketing and promotional expenditures for our website, which may not be successful in generating any awareness of our website. We must establish, maintain and enhance the CYBERSPACE VITA, INC. name to attract customers to our website and to generate revenues from product sales. Name recognition and customer loyalty will become increasingly important as more companies with established brands in online services or vitamins, nutritional supplements and minerals offer competing services on the Internet. Development of the CYBERSPACE VITA, INC. name will depend largely on our success in providing a quality online shopping experience supported by high levels of customer service.

If we are not successful in raising at least $50,000 in the next twelve months, investors may lose their entire investment.

If we are unsuccessful in raising at least $50,000 from this offering for our operations during the next twelve months, we will be unable to pay our minimum operating expenses, and, unless we have financial contributions from our principal, we will be forced to temporarily or permanently cease our operations. This may result in investors losing their entire investment.

We will need additional capital to fund our expected needs for working capital and capital expenditures.

We require substantial capital to fund our business. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations for the foreseeable future. We expect that the net proceeds of this offering will be sufficient to meet our expected needs for working capital and capital expenditures for at least the next 12 months. However, we may need to raise additional funds prior to the end of this period, and, if additional capital is required, we expect to attempt to sell additional shares though private placements of our stock. If we raise future capital in private offerings, depending on the terms of the private offerings, it may dilute the holdings of investors who purchase our shares in this offering beyond the dilution figures we have presented in this prospectus. We cannot be certain that additional financing will be available to us when required on favorable terms or at all. Our inability to obtain adequate capital would limit our ability to achieve the level of corporate growth that we believe to be necessary to succeed in our business.

We depend on our two officers who comprise the entire management team at the present time.

Our success depends on hiring, retaining and integrating senior management and skilled employees in order to expand our business. We have only two officers; Robert T. Yarbray, the president and director of Cyberspace Vita, Inc., and Eleanor Yarbray, the secretary, chief financial officer and director, who each devote approximately 25 hours per week to our business. The loss of Mr. Yarbray or Mrs. Yarbray could slow the growth of our business.

CYBERSPACE VITA, INC. has complete discretion in spending proceeds of this offering.

Once this offering is complete, it is possible that we may decide not to spend any of the proceeds on further development of the website and associated advertising necessary to continue operations.

We do not have an encrypted link for credit card sales and we may not be able to generate sales if our website and systems are not as convenient or secure as the sites of our competitors.

We must continually improve and enhance the functionality and performance of our website, order tracking and other technical systems to provide a convenient shopping experience. We must also introduce additional or enhanced features and services from time to time to attract and retain customer. Failure to improve these systems effectively or within a reasonable period of time may cause customers to visit our website less frequently or not at all. New services or features may contain errors, and we may need to modify the design of these services to correct errors. If customers encounter difficulty with or do not accept new services or features, they may buy from other online vendors and cause our sales to decline.

We face intense competition in Internet vitamin sales.

We compete with numerous resellers, manufacturers and wholesalers, including other online companies as well as retail and catalog sources. Most of our competitors may have greater access to capital than we do and may use these resources to engage in aggressive advertising and marketing campaigns. The current prevalence of aggressive advertising and promotion may generate pricing pressures to which we must respond.

Consumers may not accept an online source for our products.

Our success depends on attracting and retaining a high volume of online customers at a reasonable cost. We may not be able to convert a large number of consumers from traditional shopping methods to online shopping. Factors that could prevent or delay the widespread consumer acceptance of purchasing vitamins, nutritional supplements and minerals online, and consequently our ability to increase our revenues, include:

      - shipping charges, which do not apply to shopping at traditional retail stores;

     - delivery time associated with online orders, as compared to the immediate receipt of products at a physical store;

      - pricing that does not meet consumer expectations of finding "the lowest price on the Internet";

     - lack of consumer awareness of our online presence;

     - customer concerns about the security of online transactions and the privacy of personal health information;

     - product damage from shipping or shipments of wrong or expired products, which may result in a failure to establish customer trust in purchasing our products online;

     - delays in responses to customer inquiries or in deliveries to customers; and

     - difficulty in returning or exchanging orders.

Extensive governmental regulation could limit our sales or add significant additional costs to our business.

Because the online market for vitamins, nutritional supplements and minerals is relatively new, there is little common law or regulatory guidance that clarifies the manner in which government regulation impacts online sales. Governmental regulation may limit our sales or add significant additional costs to our business. The two principal federal agencies that regulate dietary supplements, including vitamins, nutritional supplements and minerals, are the Food and Drug Administration and the Federal Trade Commission. Among other matters, FDA regulations govern claims that assert the health or nutritional value of a product. Many FDA and FTC remedies and processes, including imposing civil penalties in the millions of dollars and commencing criminal prosecution, are available under federal statutes and regulations if product claims violate the law. Similar enforcement action may also result from noncompliance with other regulatory requirements, such as FDA labeling rules. The FDA also reviews some product claims that companies must submit for agency evaluation and may find them unacceptable. State, local and foreign authorities may also bring enforcement actions for violations of these laws.

In addition, because we sell products outside the United States, our business is also subject to the risks associated with United States and foreign legislation and regulations relating to exports. See "Business -- Government Regulation" for additional discussion of the government regulations impacting our business.

The sale of vitamins and minerals involves product liability and other risks.

Like any other distributor or manufacturer of products that are ingested, we face an inherent risk of exposure to product liability claims if the use of our products results in illness or injury. If we do not have adequate insurance or contractual indemnification, product liability claims could have a material adverse effect on our business. CYBERSPACE VITA, INC. has no current product liability insurance. Manufacturers and distributors of vitamins, nutritional supplements and minerals have been named as defendants in product liability lawsuits from time to time. The successful assertion or settlement of an uninsured claim, or the failure to obtain adequate insurance coverage would harm us by adding further costs to our business and by diverting the attention of our senior management from the operation of our business.

Some of our products contain innovative ingredients or combinations of ingredients, and there is little long-term experience with human consumption of these ingredients or combinations in concentrated form. In addition, interactions of these products with other similar products, prescription medicines and over-the-counter drugs have not been fully explored. Although the manufacturers may perform research and tests in connection with the formulation and production of the products that we sell, there are no conclusive clinical studies regarding many of our products. We depend upon customer perceptions about the safety and quality of our products and of similar products distributed by our competitors. The mere publication of reports asserting that a particular product may be harmful may substantially reduce or eliminate sales of the product, regardless of whether the reports are scientifically supported and regardless of whether the harmful effects would be present at recommended dosages. Vitamins, nutritional supplements and minerals are subject to sharp increases in consumer interest, which in some cases stems from discussion of particular products in the popular press.

We depend on third party shippers to deliver our products in a timely manner.

Our customers cannot visit physical stores to pick up our products. Our product distribution relies instead on third-party delivery services, including the United States Postal Service and United Parcel Service. Strikes and other interruptions may delay the timely delivery of customer orders, and customers may refuse to purchase our products because of this loss of convenience.

Our present systems are inadequate to support rapid growth in user demand.

Our success depends on generating a high volume of traffic to our website. However, growth in the number of users accessing our website may strain or exceed the capacity of our computer systems and lead to declines in performance or system failure. We believe that our present systems will not be adequate to accommodate rapid growth in user demand.

Increased sales volume as a result of increased traffic may exceed our supply and fulfillment capabilities. Failure to accommodate increased traffic may decrease levels of customer service and satisfaction.

Our computer and communications systems may fail or experience delays.

Our success, and in particular our ability to receive and fulfill orders and provide quality customer service, depends on the efficient and uninterrupted operation of our computer systems. System interruptions may result from fire, power loss, water damage, telecommunications failures, vandalism and other malicious acts and problems related to our equipment. Our website may also experience disruptions or interruptions in service due to failures by third-party communications providers. We depend on communications providers and our website host to provide our customers with access to our website. In addition, our customers depend on their own Internet service providers for access to our website. Periodic system interruptions will occur. These occurrences may cause customers to perceive our website as not functioning properly and therefore cause them to stop using our services.

We depend on continued growth in use of the Internet and online commerce.

Our success depends upon the ability of the Internet infrastructure to support increased use. The performance and reliability of the Internet may decline as the number of online users grows or bandwidth requirements increase. The Internet has experienced a variety of outages due to damage to portions of its infrastructure. If outages or delays frequently occur in the future, Internet usage and usage of our website may grow slowly or decline. Concerns about inadequate Internet infrastructure, security, reliability, accessibility, privacy and the availability of cost-effective, high-speed service also may inhibit growth in Internet usage. Even if the necessary infrastructure or technologies develop, we may incur significant costs to adapt our operating strategy. Our success also depends upon acceptance and use of online commerce as an effective medium of commerce. Widespread use of the Internet and online commerce is a recent phenomenon. A large base of consumers may not adopt and continue to use the Internet as a medium of commerce.

We may be unable to respond to rapid changes in the online commerce industry.

To be competitive, we must continue to enhance and improve the responsiveness, functionality and features of our website. Online commerce has been characterized by rapid technological change, evolving industry standards, changes in user and customer requirements and preferences, frequent new product and service introductions embodying new technologies and the emergence of new industry standards and practices that could render our website, technology and systems obsolete. We must obtain licensed technologies useful in our business, enhance our existing services, develop new services and technologies that address sophisticated and varied consumer needs, respond to technological advances and emerging industry standards and practices on a timely and cost-effective basis and address evolving customer preferences. We may experience difficulties that delay or prevent our being able to respond to these changes.

The offering has no escrow, and investor funds may be used on receipt.

There is no escrow of any funds received by CYBERSPACE VITA, INC. in this offering, and any funds received may be used by CYBERSPACE VITA, INC. for any corporate purpose as the funds are received.

                                USE OF PROCEEDS

The net proceeds to CYBERSPACE VITA, INC. from the sale of the shares of Common stock offered are estimated to be approximately $19,500 if all shares in this offering are sold. CYBERSPACE VITA, INC. intends to use these proceeds for web site promotion, working capital and general corporate purposes, as follows:


Use                               Amount


Web site development              10,000
Web site promotion                 3,500
Management salaries                    0
Employee salaries                  4,500
Working capital                   32,000
                                 --------
Total:                           $50,000

The following table shows the Company's use of proceeds if 25%, 50%, 75%, and/or 100% of the shares are sold. Further, there can be no assurance that any shares will be sold in this offering.

                        10%       25%       50%          75%
                      ------     ------    ------      -------

Web site development     550      1,000     2,000        6,500
Web site promotion       350        875     1,750        2,625
Management salaries        0          0         0            0
Employee salaries        450      1,125     2,250        3,375
Working capital          500      1,250     2,500        3,750
                      ------     ------    ------      -------
Totals:               $1,850     $4,250    $8,500      $16,250


The allocation of the net proceeds of the Offering set forth above represents CYBERSPACE VITA, INC.'s best estimates based upon its current plans and certain assumptions regarding industry and general economic conditions and CYBERSPACE VITA, INC.'s future revenues and expenditures. If any of these factors change, CYBERSPACE VITA, INC. may find it necessary or advisable to reallocate some of the proceeds within the above-described categories.

Proceeds not immediately required for the purposes described above will be invested temporarily, pending their application as described above, in short-term United States government securities, short-term bank certificates of deposit, money market funds or other investment grade, short-term, interest-bearing instruments.

                                DIVIDEND POLICY

CYBERSPACE VITA, INC. has never declared or paid cash dividends on its capital stock. CYBERSPACE VITA, INC. currently intends to retain earnings, if any, to finance the growth and development of its business and does not anticipate paying any cash dividends in the foreseeable future.

                           PRICE RANGE OF SECURITIES

CYBERSPACE VITA, INC.'s common stock is not listed or quoted at the present time, and there is no present public market for Cyber- Vitamin's common stock. CYBERSPACE VITA, INC. has obtained a market maker who has agreed to file an application for CYBERSPACE VITA, INC.'s securities to be quoted on NASD OTC Bulletin Board, upon the effectiveness of this Registration Statement, but the obtaining of a quotation is subject to NASD approval, and there can be no assurance that CYBERSPACE VITA, INC.'s stock will be quoted on the Bulletin Board. Thus, there can be no assurance that the NASD will accept CYBERSPACE VITA, INC.'s market maker's application on Form 211. Therefore, there can be no assurance that a public market for CYBERSPACE VITA, INC.'s common stock will ever develop.

                                CAPITALIZATION

The following table sets forth the short-term debt and capitalization of CYBERSPACE VITA, INC. as of December 31, 2006. The table should be read in conjunction with the Consolidated Financial Statements, including the Notes thereto, appearing elsewhere in this Prospectus.


B BALANCE SHEET DATA:

                                          December 31, 2006
                                          -----------------
Assets:       				  $    	     732.00
                                          =================

Liabilities - Accounts Payable       	  $  	   1,000.00
					  -----------------
Stockholders' Equity:
  Common Stock, Par value $.001
    Authorized 100,000,000 shares,
    Issued 4,000,000 shares on
    November 8, 2006          			   4,000.00

Accumulated Deficit During
Development Stage          			  (4,268.00)
					  -----------------
     Total Stockholders' Deficit        	    (268.00)
					  -----------------
      Total Liabilities and
       Stockholders' Deficit   		  $   	     732.00
					  =================

STATEMENT OF OPERATIONS DATA:

                                                  Cumulative
                                                  Since
                                                  inception of
                               Period ended	  Development
                               Dec. 31,2006       Stage
                               ------------       ------------
Revenues:                      $        -0-       $   	   -0-
General and administrative
 Expenses:                         4,268.00           4,268.00
                               ------------       ------------

     Net Loss                  $   4,268.00       $   4,268.00
                               ------------       ------------
Loss per share                 $    0.00107       $    0.00107
			       ============	  ============


            -------------------------------------------------------

                                   DILUTION

As of December 31, 2006, CYBERSPACE VITA, INC.'s net tangible book value was $0, or $0 per share of common stock. Net tangible book value is the aggregate amount of CYBERSPACE VITA, INC.'s tangible assets less its total liabilities. Net tangible book value per share represents CYBERSPACE VITA, INC.'s total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 1,000,000 shares at an offering price of $.10 per share of Common stock, application of the estimated net sale proceeds (after deducting offering expenses of $5,500), CYBERSPACE VITA, INC.'s net tangible book value as of the closing of this offering would increase from $0 to $.02 per share. This represents an immediate increase in the net tangible book value of $.02 per share to current shareholders, and immediate dilution of $.08 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock ......  $ 0.10
Net tangible book value per share before .............  $ 0.00
Increase per share attributable to new investors......  $ 0.02
Net tangible book value per share after offering......  $ 0.02
Dilution per share to new investors...................  $ 0.08
Percentage dilution........................................80%

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                  CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with CYBERSPACE VITA,

INC.'s  Consolidated  Financial  Statements,   including   the  Notes  thereto,
appearing elsewhere in this Prospectus.

                               COMPANY OVERVIEW

CYBERSPACE VITA, INC. was organized on November 7, 2006 and has just recently commenced operations in December, 2006, CYBERSPACE VITA, INC. will soon launch its e-commerce site on the Internet for the purpose of engaging in the business of selling of vitamins. Since the web site has not been launched and has not been advertised or promoted yet, CYBERSPACE VITA, INC. has virtually no operations, assets or revenue and has net losses consisting of pre-operating expenses, of $4,268.00 CYBERSPACE VITA, INC.'s common stock is not listed on any recognized exchange or quoted on any quotation medium. There can be no assurance that its common stock will ever develop a market.

                         PLAN OF OPERATIONS-IN GENERAL

CYBERSPACE VITA, INC.'s plan of operations is to sell vitamins on the Internet. In management's opinion, vitamins from retail outlets are too expensive for the average consumer, and the vitamins can be easily ordered from the Internet, because, in management's opinion, they are not the type of items which require physical inspection, as vitamins are usually packaged securely and safely, and buyers of vitamins rely on the ingredients of the vitamins rather than a physical inspection of them. We will provide a satisfaction guarantee and full refund and, if customers are not satisfied, they may return the unopened product for a full refund. CYBERSPACE VITA, INC. will seek to establish an aggressive marketing plan both on the Internet and conventionally.

CYBERSPACE VITA, INC. presently has no cash with which to satisfy any future cash requirements. CYBERSPACE VITA, INC. will need a minimum of $50,000 to satisfy its cash requirements for the next 12 months. In order to raise this minimum amount of capital, CYBERSPACE VITA, INC. depends on the success of this offering in selling at least 50% of the shares offered. If we are not successful in raising in selling at least 50% of the shares in this offering, we will have to seek a private placement of our stock or borrow from our principals. We have not engaged in any private placements of our common stock to date.

Our minimum operating expenses are relatively low, and management expects that the majority of proceeds from these offerings can be invested in further development, promotion and advertising of the website, which should develop, within the next 12 months, sufficient gross revenues, to support minimum operating overhead of less than $1,000 per month. CYBERSPACE VITA, INC. does not anticipate any further research and development of any products, nor does it expect to incur any research and development costs. CYBERSPACE VITA, INC. does not expect the purchase or sale of plant or any significant equipment, and it does not anticipate any change in the number of its employees, with the exception of the fact that it intends to hire additional clerical employees. CYBERSPACE VITA, INC. has no current material commitments. CYBERSPACE VITA, INC. has generated no revenue since its inception.

CYBERSPACE VITA, INC. has just recently commenced operations. It has obtained domain names for its web site, and is developing and will soon launched an e-commerce site, www.cyberspacevita.com. The website is in the process of being developed by a website developer in exchange for 100,000 common shares of CYBERSPACE VITA, INC. stock. Over the next twelve months, CYBERSPACE VITA, INC. plans to establish itself on over 1500 Internet search engines and Internet links. We will submit our website name, description and search key words to Alta Vista, Excite, Goto.com, Lycos, Infoseek, Webcrawler, HotBot, What-U-Seek, Infomak, Northern Light, AOL Netfind, Euroferret, PlanetSearch, Rex, Anzwers, Ibcnet, Infospace, SearchKing, UK Index, Por Find, Powercrawler, Fireball, Intersearch, and over 275 links and Internet classifieds.

Since we have not yet promoted our site on these search engines and links, and have not yet done any advertising or promotion, we have not made any vitamin sales to date, and still must be considered to be a developmental stage company with limited operations and no revenue.

CYBERSPACE VITA, INC. has no current plans, preliminary or otherwise, to merge with any other entity.

CYBERSPACE VITA, INC. is still considered to be a development stage company, which has generated no revenue to date, and is dependent upon the raising of capital through placement of its common stock. There can be no assurance that CYBERSPACE VITA, INC. will be successful in raising the capital it requires through the sale of its common stock.

                                   BUSINESS
IN GENERAL

CYBERSPACE VITA, INC. has not booked any significant research and development costs and therefor do not expect to pass any of those costs to customers. And has no product development or research and development costs.

CYBERSPACE VITA, INC.'s mailing address is 74090 El Paseo, Suite 200, Palm Desert, CA 92260. The telephone number of its principal executive office is
(888) 410-6466.

FORWARD LOOKING STATEMENTS

This registration statement contains forward-looking statements. CYBERSPACE VITA, INC.'s expectation of results and other forward-looking statements contained in this registration statement involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expected are the following: business conditions and general economic conditions; competitive factors, such as pricing and marketing efforts; and the pace and success of product research and development. These and other factors may cause expectations to differ.

CYBERSPACE VITA, INC.

CYBERSPACE VITA, INC. is on online source for vitamin products and content related to vitamins, nutritional supplements and minerals. Our www.cyberspacevita.com website, will soon be launched, offering consumers an extensive selection of vitamins, nutritional supplements and minerals.

Our strategy is to become a leading online source for vitamins, nutritional supplements and minerals by positioning ourselves on Internet links and search engines, and by conventional direct mail advertising. All conventional advertising and marketing will be done internally. We do not intend to hire an outside advertising agency. Our website developer will, in return for payment in common stock, establish a regular submission schedule to all major search engines and links to sites of similar interests to establish traffic to our website, and will, along with management, analyze weekly traffic and source reports from reporting software which monitors our website.

Our e-commerce website will be located at www.cyberspacevita.com.


                               BUSINESS STRATEGY


The online opportunity. We believe that the Internet is uniquely qualified to become the "channel of choice" for vitamins, nutritional supplements and minerals. Using the Internet, we offer a highly efficient solution that allows customers to research a large selection of products in the convenience and privacy of their own homes so that informed purchase decisions may be made. In addition, we believe that the privacy of the Internet enables consumers to feel more comfortable in purchasing personal products, since the information conveyed is confidential. These benefits, together with the convenience of being able to shop 24 hours per day, seven days per week, the ability to reorder products easily and the availability of a large product selection make the Internet an excellent distribution channel for these products. In November 1998, Packaged Facts called the World Wide Web an "ideal place" to market vitamins, nutritional supplements and minerals, due in part to the low shipping cost relative to the value of the products, as well as the capability of providing detailed information about a large number of products.

Our goal is to make CYBERSPACE VITA, INC..com a comprehensive online source for products and information about vitamins, nutritional supplements and minerals. To achieve this goal, we are focusing on the following objectives:

     -Offer a large selection of products and provide a convenient shopping experience by offering an extensive selection of quality products, together with access to product and health-oriented information, we believe that we make our products accessible to a wide range of consumers whose level of interest and knowledge ranges from casual to sophisticated. The easy-to-use search capabilities of our website and its flexible database structure allow customers to tailor the breadth of product choice. We provide consumers with the ability to shop 24 hours per day, seven days per week.

     -Offer compelling content and information. As we enhance our website, we will provide information about vitamins, nutritional supplements and minerals, and hyperlinks to credible third-party information sources about health and nutrition on well-known health-related websites, such as www.drkoop.com, www.drweil.com, www.InteliHealth.com and www.onhealth.com.

                                GROWTH STRATEGY

Our growth strategy focuses on maximizing the lifetime value of our customers by establishing ourselves as a "trusted provider" of vitamins, nutritional supplements and minerals and by creating long-term customer relationships. We believe that this strategy will build customer loyalty, encourage repeat purchases, increase average order size and produce recurring revenues. In order to maximize the lifetime value of our customers, we believe that we must:

     - generate high levels of interest and awareness of the CYBERSPACE VITA, INC. brand to encourage consumers to try online purchasing;

     - build customer trust in the CYBERSPACE VITA, INC. brand;

     - provide helpful product information to facilitate informed purchases; and

     - reward customer loyalty.

The key elements of our growth strategy include:

      --Acquire new customers. Our objective is to attract new customers through aggressive marketing initiatives and strategic relationships that generate awareness of the CYBERSPACE VITA, INC. brand as a comprehensive online source for both products and hyperlinks to credible third-party information sources.

     - Accelerate marketing initiatives. We plan to utilize a broad range of advertising and marketing programs to build awareness of CYBERSPACE VITA, INC..com as a comprehensive online source for products and information. We will use these programs to communicate the value proposition of our website and to encourage new customers to experience online buying. Our marketing initiatives will include online and traditional media, and others and direct and database marketing.

     - Build strategic relationships. We will attempt to build new strategic relationships to enhance the CYBERSPACE VITA, INC. brand. Our goal is to maximize customer retention and to increase order frequency and size across our customer base. Through a combination of quality products, price and service, coupled with the personalization capabilities of the Internet, we plan to build relationships with our customers that will meet their lifetime purchasing needs for vitamins, nutritional supplements and minerals. We intend to promote customer retention and growth by utilizing the following strategies:

     - Utilize customer database for target marketing. We plan to develop and target a customer database with e-mail marketing messages designed to stimulate repeat purchases and increased spending. Our database will contain a detailed customer information about the preferences and purchasing patterns of our online customers.

     - Enhance customer experience. To enhance the purchasing experience, we intend to invest in technology, such as customization features, and to increase our offerings. We will use customer feedback and transaction histories to expand our product offerings and to pursue additional revenue opportunities. In addition, we will build strategic relationships and licensing arrangements to expand our content offerings.

                                  MILESTONES

        - First phase. It is anticipated that, if this offering is successful in selling all of the 1,000,000 shares offered, we will have enough capital to satisfy our cash requirements for the next twelve months. With this capital, we will be able to launch our Internet campaign to build awareness of our brand, and our banner advertising and improve our website by making it easier to use, more secure with advanced encryption technology, and more informative.

This is the first phase of the accomplishment of our goals. Management expects to reach this goal by the end of the sixth month following the closing of this offering, and the source of funds to accomplish this goal are from this offering. We expect to generate our first revenues as a result of this phase.

        - Second phase. Our second phase includes the acceleration of our marketing activities by conventional direct advertising, the establishment of strategic relationships and the expansion of our supplier base, which can only be accomplished by hiring additional clerical personnel and by the raising of additional capital, which we plan to accomplish by private placements of common stock, in the event the funds from this offering are not sufficient. There are no commitments to purchase any of our common stock in a private placement, but we do have private sources to solicit for private placement capital. The successful private placement of our common stock depends upon us establishing a quote for our stock on a national quotation service such as the pink sheets or the NASD Bulletin Board, and there can be no assurance that this can be accomplished. We will continue to rely upon Internet expertise of outside technicians in return for common stock for the improvement of our website and the launching of our Internet campaign to build awareness of our brand, in the event we are unable to raise sufficient capital. The cost of the second phase is estimated by management to be a minimum of $100,000 to a maximum of $250,000. There can be no assurance that we will be able to raise this capital. Depending upon the ability to raise the capital necessary for this phase, we expect that it will be accomplished by the twelfth month after closing of this offering.

                           ADVERTISING AND MARKETING

We intend to pursue comprehensive advertising and marketing campaigns. We have begun to develop name awareness by submitting our website to search engines, at a cost to us of approximately $150 per month. After the receipt of the proceeds of this offering, if any, we intend to implement an aggressive online advertising and marketing campaign to increase awareness of the CYBERSPACE VITA, INC. name and to acquire new customers through multiple channels, including traditional and online advertising, direct marketing and expansion and strengthening of our strategic relationships. We believe that the use of multiple marketing channels reduces reliance on any one source of customers, maximizes brand awareness and promotes customer acquisition. In addition to the specific strategies discussed below, we will seek to maximize the lifetime value of our customers by focusing on purchase frequency and customer retention.

Traditional and online advertising. We intend to pursue a traditional media-based advertising campaign that may include television, radio, print, outdoor and event-based advertising, as well as an aggressive online campaign to build consumer awareness of our website.

CYBERSPACE VITA, INC. will seek to promote its web site and attract visitors to it by becoming predominant on major search engines and banner advertisements. In addition, CYBERSPACE VITA, INC. will promote its web site and its products by conventional advertising and marketing.

To help achieve its sales goals, CYBERSPACE VITA, INC. plans to implement an aggressive online marketing campaign. The objective will be to name awareness for CYBERSPACE VITA, INC. in the online community and to continually acquire new visitors to its Web site. One of the best ways to attract this target audience is to achieve high visibility in the places where prospective customers are likely to be browsing. CYBERSPACE VITA, INC.'s online campaign will target sites that generate high traffic from Internet users who fit Cyber-Vitamin's customer profile. In order to create this market presence and increase customer awareness, CYBERSPACE VITA, INC. intends to promote its Web site on the most effective search engines, directories and promotional sites the Internet offers. However, there can be no assurance that it will implement these programs. The programs to establish visibility and increase traffic to the web site include directory submissions to make sure CYBERSPACE VITA, INC. is listed in the top five listings on the major search engines such as Google, Yahoo, America Online, Excite, Infoseek, HotBot, AltaVista, and Lycos, when a potential visitor types in key words related to software sales. The reason for this is that many new e commerce consumers seeking vendors of merchandise will perform searches on the major search engines for information. Of course, there can be no assurance that CYBERSPACE VITA, INC. can obtain such a status, but it will continually update its submissions to search engines to keep them current and will update its site weekly. CYBERSPACE VITA, INC. will review its site data to optimize its listing. Once the site data has been perfected, CYBERSPACE VITA, INC.'s site will be submitted to the top 75 search engines and promotional sites. While listing a Web site with the search engines and promotional sites is a high priority for the foundation of CYBERSPACE VITA, INC.'s Internet program, targeted links with sites of similar interest is another powerful method of obtaining visitors who are interested in CYBERSPACE VITA, INC.'s site. CYBERSPACE VITA, INC. will search for sites of similar interest where it is likely to find its target audience to place targeted links. These links will increase targeted traffic to CYBERSPACE VITA, INC.'s Web site.

CYBERSPACE VITA, INC. intends to design a professional banner and place it with various sites and banner exchange facilities on a "reciprocal" basis, at no charge to CYBERSPACE VITA, INC.. CYBERSPACE VITA, INC. also plans to purchase online ad banners on highly trafficked Web sites that appeal to CYBERSPACE VITA, INC.'s target audience. We have not yet placed banners on any sites.

CYBERSPACE VITA, INC. intends to announce its products and services on the Web in press releases through PR Newswire. Favorable articles or editorial pieces about CYBERSPACE VITA, INC.'s Web site can generate tremendous visibility and opportunity to sell its products and services. CYBERSPACE VITA, INC. will e-mail its press releases to targeted publications selected from a database of over 30,000 media resources. We will send our e mail press releases to approximately 1,000 media resources. Press releases can be distributed within 72 hours.

                                  COMPETITION

The vitamin, nutritional supplement and mineral market is highly fragmented and competitive. In addition, the online commerce market in which we operate is new, rapidly evolving and highly competitive. We expect competition to intensify in the future because current and new competitors can launch websites at a relatively low cost.

We compete with a variety of companies, including health/natural specialty retailers, drugstores, supermarkets and grocery stores and mass merchant retailers. Our competitors operate in one or more distribution channels, including online commerce, retail stores, catalog operations or direct selling. The companies referred to below are market leaders in this industry. We currently have a weak competitive position compared to these companies.

   - Health/natural specialty retailers. This category is highly fragmented and includes local, regional and national chains, as well as catalog marketers and online retailers. The largest participant in this sector is General Nutritional Centers, which has a nationwide presence and recently launched a website.
Another large competitor is NBTY, which sells exclusively private-label products through its Puritan's Pride and Nutrition Headquarters mail order catalogs and its Vitamin World retail stores. NBTY also sells through separate Vitamin World and Puritan's Pride websites. In addition, Rexall Sundown, a large manufacturer of vitamins, nutritional supplements and minerals, sells directly to consumers through both catalog and direct mail operations. Competitors focusing exclusively on online operations include www.MotherNature.com and www.GreenTree.com. Another significant competitor is The Vitamin Shoppe, and the affiliated, Vitaminshoppe.com, who operate their own website. All of these competitors have greater financial resources, product sourcing and experience than CYBERSPACE VITA, INC. and there can be no assurance that CYBERSPACE VITA, INC. will be able to compete successfully on the same scale as these potential competitors.

   - Drugstores. This category is dominated by national chains, such as Walgreen's, CVS and Rite Aid. Most national chains have a limited online presence, if any. Others have recently acquired an online presence, as CVS did when it acquired www.soma.com and Rite Aid did when it invested in www.drugstore.com. Other online entrants include www.drugstore.com and www.planetRx.com. This category currently offers a moderate selection of vitamins, nutritional supplements and minerals.

    - Supermarkets and grocery stores. This category includes traditional supermarkets, such as Safeway and Kroger, and natural-food markets, such as Whole Foods and Wild Oats. Some of these companies have entered the online market with a limited offering of vitamins, nutritional supplements and minerals. Online grocery stores, such as www.Peapod.com and www.netgrocer.com, also compete against us. This category generally offers a limited selection of vitamins, nutritional supplements and minerals and infrequent discounts.

   - Mass merchant retailers. This category is dominated by companies such as Wal-Mart, K-mart and Target, which have extensive retail locations but limited online presence. These chains offer attractive pricing on vitamins, nutritional supplements and minerals but have limited selection at retail stores and offer little product information. Many of our current and potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we do. Our competitors may develop products or services that are equal or superior to our solutions and may achieve greater market acceptance than we do. In addition, larger, well-established and well-financed entities may acquire, invest in or form joint ventures with online competitors or suppliers as the use of the Internet increases.

                                 THE PRODUCTS

Vitamins and minerals.

Vitamins and minerals are sold in single vitamin and multi- vitamin form, and in different potency levels. Products are produced in tablets, soft gelatin and hard-shell capsules and powder forms. We obtain our products from nationally known suppliers; Twin Laboratories, Inc. and Natrol, Inc. We have no written agreements with our suppliers. These vitamins and nutritional products include acidophilus, amino acid products, antioxidants, B-Complex vitamins, Vitamin C products, Vitamin E products, Vitamins, A,D, and K, Bee products, beta carotene, calcium products, chondroitin/glucosamine, chromium, coenzyme Q-10, cranberry products, Echinacea/goldenseal, EPA and Fish oils, evening primrose, linseed, garlic, ginkgo biloba, ginseng, Grapeseed/pycnogenol, L-Carnitine, Lecithin, Milk Thistle, Mineral products, MSM products, multiple vitamins, saw palmetto, selenium, shark cartilage, and St. John's Wort.

Sports Nutrition Products.

Sports nutrition products are food and dietary supplements designed to be taken in conjunction with a fitness program. Management believes that these products, which include various protein and weight gain powders, sports drinks, sports bars, and high potency vitamin formulations, appeal to consumers who are engaged in regular exercise, including athletes who are in training to gain weight and develop their physique. Over 200 different sports nutrition products will be offered by Cyberspace Vita, Inc.

Warehousing and Distribution

CYBERSPACE VITA, INC. will distribute its products to the consumer by mail after order directly from a small warehouse/storage facility operated by us. It is CYBERSPACE VITA, INC.'s policy that all products received from suppliers be reviewed by CYBERSPACE VITA, INC.'s personnel prior to sale to assure that such products and their labels are reviewed for compliance with federal law.

GOVERNMENTAL REGULATION

The processing, formulation, packaging, labeling and advertising of the Company's products are subject to regulation by one or more federal agencies, including the Food and Drug Administration, Federal Trade Commission, the Consumer Product Safety Commission, the United States Department of Agriculture and the Environmental Protection Agency. These activities are also regulated by various agencies of the states and localities in which the Company's products are sold. The FDA, in particular, regulates the formulation, manufacture, and labeling of dietary supplements. Principally through the efforts of the dietary supplement industry, on October 25, 1994, the Dietary Supplement Health and Education Act of 1994 was signed into law. The law amends the Federal Food, Drug, and Cosmetic Act and, in the judgment of the Company, is favorable to the dietary supplement industry. First and foremost, the legislation creates a new statutory class of "dietary supplements". This new class includes vitamins, minerals, herbs, amino acids and other dietary substances for human use to supplement the diet. A dietary supplement which contains a new dietary ingredient, one not on the market as of October 15, 1994, will require evidence of a history of use or other evidence of safety establishing that it will reasonably be expected to be safe, such evidence to be provided by the manufacturer or distributor to the FDA before it may be marketed. The legislation also recognizes the need for the dissemination of information about the link between nutrition and health and provides that publications, which are not false and misleading and present a balanced view of available scientific information on a dietary supplement, may be used in connection with the sale of dietary supplements to consumers. Among other changes, the new law prevents the further regulation of dietary ingredients as "food additives" and allows the use of statements of nutritional support on product labels and in other labeling.

On September 23, 1997, the FDA issued final new regulations to implement the 1994 legislation. Among other things, these new regulations establish a procedure for dietary supplement companies to notify the FDA about the intended marketing of a new dietary ingredient or about the use in labeling of statements of nutritional support. The regulations also establish a new format for nutrition labeling on dietary supplements. The new format became mandatory on March 23, 1999.

EMPLOYEES

CYBERSPACE VITA, INC. presently employs its President, Secretary and Director, Robert T. Yarbray, its Chief Financial Officer, Eleanor Yarbray, who each devote approximately 25 hours per week, on the business of Cyberspace Vita.

PROPERTIES

CYBERSPACE VITA, INC. has an oral agreement with Henry Casden for use of the office space at 74090 El Paseo, Suite 200, Palm Desert, CA 92260, telephones and secretarial services supplied free of charge to CYBERSPACE VITA, INC.. CYBERSPACE VITA, INC. owns its Internet Web site, and the Internet domain name, www.cyberspacevita.com.

PATENTS

CYBERSPACE VITA, INC. has no patents or trademarks. CYBERSPACE VITA, INC. owns the domain name, www.cyberspacevita.com.

LEGAL PROCEEDINGS

CYBERSPACE VITA, INC. is not subject to any pending litigation, legal proceedings or claims.

                                  MANAGEMENT

                EXECUTIVE OFFICERS, KEY EMPLOYEES AND DIRECTORS


The members of the Board of Directors of CYBERSPACE VITA, INC. serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

The current executive officers, key employees and directors of CYBERSPACE VITA, INC. are as follows:

Name                     Age                Position
-----------------        ---                --------------------
Robert T. Yarbray         65                President, Secretary
                                            Director,

Eleanor Yarbray           59                Treasurer, Director

Robert  T.  Yarbray.  Mr.  Yarbray  is  the  founding  and  current  President,
Secretary, and Director of CYBERSPACE VITA, INC., and has been since his appointment to the Board of Directors on November 7, 2006.

Eleanor Yarbray is the current chief financial officer and director of CYBERSPACE VITA, INC., since November 7, 2006.

EXECUTIVE COMPENSATION

The following table sets forth the cash and non-cash compensation paid by the Company to its Chief Executive Officer and all other executive officers for services rendered to date. No salaries are being paid at the present time. There were no grants of options or SAR grants given to any executive officers during the current fiscal year.

                              Annual Compensation
                              -------------------

Name and Position  Salary                Bonus      Deferred Salary
--------------------------               -----      ---------------
Robert T. Yarbray   $  -0-                -0-              -0-
Eleanor Yarbray     $  -0-                -0-              -0-

CYBERSPACE VITA, INC. has made no provisions for cash compensation to its officers and directors. CYBERSPACE VITA, INC.'s management received 4,000,000 shares or restricted stock as a retainer for future services and in exchange for CYBERSPACE VITA, INC.'s business plan. These 4,000,000 shares have been accepted as full compensation for management's services for the first year of operation.
                             EMPLOYMENT AGREEMENTS

CYBERSPACE VITA, INC. has not entered into any employment agreements with any of its employees, and employment arrangements are all subject to the discretion of CYBERSPACE VITA, INC.'s board of directors.

                            PRINCIPAL STOCKHOLDERS

The following table presents certain information regarding beneficial ownership of CYBERSPACE VITA, INC.'s Common stock as of December 31, 2000, by (I) each person known by CYBERSPACE VITA, INC. to be the beneficial owner of more than 5% of the outstanding shares of Common stock, (ii) each director of CYBERSPACE VITA, INC., (iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

                          Shares          Percent     Percent
Name and Address          Beneficially    Before      After
of Beneficial Owner       Owned           Offering   Offering
----------------------    ------------    --------    --------

Robert T. Yarbray           2,000,000         50%       40%
46345 Manitou Drive
Indian Wells, CA 92210

Eleanor Yarbray             2,000,000         50%       40%
46345 Manitou Drive
Indian Wells, CA 92210

Officers and Directors
as a Group                  4,000,000        100%       80%
----------------------


 (1) Table is based on current outstanding shares of 4,000,000.


CERTAIN TRANSACTIONS

In connection  with  organizing  CYBERSPACE  VITA,  INC.,  on November 7, 2006,
Robert T. Yarbray and Eleanor Yarbray were issued 2,000,000 shares of restricted common stock each, valued at $.001 per share, for an aggregate value of $2,000 each, in exchange for services, the business plan of CYBERSPACE VITA, INC., and CYBERSPACE VITA, INC.'s web site and domain names, pursuant to
Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information.

                           DESCRIPTION OF SECURITIES

The authorized capital stock of CYBERSPACE VITA, INC. consists of 100,000,000 shares of Common stock, $.001 par value per share. Upon consummation of this Offering, there will be outstanding 5,000,000 shares of Common stock.

Common stock

Holders of Common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors.

Holders of common stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights.

Holders of common stock do not have cumulative voting rights, which means that the holders of more than half of all voting rights with respect to common stock and Preferred Stock can elect all of CYBERSPACE VITA, INC.'s directors. The Board of Directors is empowered to fill any vacancies on the Board of Directors created by resignations, subject to quorum requirements.

Holders of Common stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor, and will be entitled to receive, pro rata, all assets of the Company available for distribution to such holders upon liquidation.

All outstanding shares of Common stock are, and the Common stock offered, upon issuance and sale, will be, fully paid and non-assessable.

There are 2 shareholders of record as of the date of this prospectus.

                              PENNY STOCK STATUS

If and when it creates a market for its common stock, Cyberspace Vita's common stock is a "penny stock," as the term is defined by Rule 3a51-1 of the Securities Exchange Act of 1934. This makes it subject to reporting, disclosure and other rules imposed on broker-dealers by the Securities and Exchange Commission requiring brokers and dealers to do the following in connection with transactions in penny stocks:

      1. Prior to the transaction, to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, to reasonably determine based on that information that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks. In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person. Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions is a penny stock.

     2. Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

      3. Prior to the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.

     4. The broker or dealer who has effected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a written statement containing the identity and number of shares or units of each such security and the estimated market value of the security. Imposing these reporting and disclosure requirements on a broker or dealer make it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers. Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for CYBERSPACE VITA, INC.'s stock.

                  TRANSFER AGENT, WARRANT AGENT AND REGISTRAR

The transfer agent, warrant agent and registrar for the Common stock is; American Registrar & Transfer Company, 342 East 900 South, Salt Lake City, UT 84110; telephone (801) 363-9065.

                        SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this Offering, CYBERSPACE VITA, INC. will have 5,000,000 shares of Common stock outstanding. All shares sold in this offering will be freely transferable without restriction or further registration under the
Securities Act of 1933, as amended. However, any share purchased by an affiliate (in general, a person who is in a control relationship with Cyberspace Vita), will be subject to the limitations of Rule 144 promulgated under the Securities Act.

Under Rule 144 as currently in effect, a person (or persons whose shares are aggregated with those of others) whose restricted shares have been fully paid for and meet the rule's one year holding provisions, including persons who may be deemed affiliates of CYBERSPACE VITA, INC., may sell restricted securities in broker's transactions or directly to market makers, provided the number of shares sold in any three month period is not more than the greater of 1% of the total shares of common stock then outstanding or the average weekly trading volume for the four calendar week period immediately prior to each such sale. After restricted securities have been fully paid for and held for two years, restricted securities may be sold by persons who are not affiliates of

CYBERSPACE VITA, INC. without regard to volume limitations. Restricted securities held by affiliates must continue, even after the two year holding period, to be sold in brokers' transactions or directly to market makers subject to the limitations described above. Prior to this offering, no public market has existed for Cyberspace Vita's shares of common stock. However, CYBERSPACE VITA, INC.'s market maker, National Capital, will file an application for a quotation with the NASD Bulletin Board, contingent upon the effectiveness of the registration statement of which this prospectus is a part. No predictions can be made as to the effect, if any, that market shares or the availability of shares for sale will have on the market price prevailing from time to time. The sale, or availability for sale, of substantial amounts of common stock in the public market could adversely affect prevailing market prices.

                             PLAN OF DISTRIBUTION

The Shares shall be offered on a self underwritten basis in the States of Nevada, New York, California, Florida and in the District of Columbia, and to qualified investors in the State of California, and outside the U.S. The offering is self underwritten by the Company, which offers the Shares directly to investors through officer Robert T. Yarbray, who will offer the Shares by prospectus and sales literature filed with the SEC, to friends, former business associates and contacts, and by direct mail to investors who have indicated an interest in the Company. The offering is a self underwritten offering, which means that it does not involve the participation of an underwriter or broker.

The offering of the Shares shall terminate on June 15, 2008.

We reserve the right to reject any subscription in whole or in part, or to allot to any prospective investor less than the number of Shares subscribed for by such investor.

We have not applied for a listing, but have an oral agreement with National Capital to file a Form 211 with the NASD for a quotation of our securities. There is no established public market for CYBERSPACE VITA, INC.'s common stock, and the offering price has been arbitrarily determined. There can be no assurance that a public market for the common stock will ever develop.

The first $5,500 in capital raised from this offering will be used to pay the costs of the offering. Funds received in the offering will be immediately available to us for use and will not be placed in an escrow or trust account. There is no minimum number of shares that must be sold in order for us to use any of the proceeds of this offering.

                                 LEGAL MATTERS

The validity of the Common stock offered will be passed upon for the Company by Henry Casden, Esq., Palm Desert, California.

                                    EXPERTS

The Financial Statements of CYBERSPACE VITA, INC. as of December 31, 2006 included in this Prospectus and elsewhere in the Registration Statement have been audited by De Joya Griffith & Company, LLC, independent public accountant for CYBERSPACE VITA, INC., as set forth in his reports thereon appearing elsewhere herein, and are included in reliance upon such reports, given upon the authority of such firm as experts in accounting and auditing.

                            ADDITIONAL INFORMATION

CYBERSPACE VITA, INC. has filed with the Securities and Exchange Commission a registration statement on Form SB-2 under Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statements, does not contain all of the information set forth in the registration statement as permitted by applicable SEC rules and regulations. Statements in this prospectus about any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement, or document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by this reference.

The registration statement may be inspected without charge and copies may be obtained at prescribed rates at the SEC's public reference facilities at Judiciary Plaza, 450 Fifth Street NW, Room 1024, Washington, DC 20549, or on the Internet at http://www.sec.gov.

CYBERSPACE VITA, INC. will furnish to its shareholders annual reports containing audited financial statements reported on by independent public accountants for each calendar year and make available quarterly reports containing unaudited financial information for the first three quarters of each calendar year.

INDEX TO FINANCIAL STATEMENTS

CYBERSPACE VITA, INC.

Report of Independent Registered Public Accounting Firm..   F-1

Balance Sheet December 31, 2006 .........................   F-2

Statement of Operations .................................   F-3

Statement of Changes in Stockholders' Deficit ...........   F-4

Statement of Cash Flows .................................   F-5

Notes to Financial Statements ...........................   F-6

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have audited the accompanying balance sheet of Cyberspace Vita, Inc. as of December 31, 2006, and the related statements of operations, stockholders' deficit, and cash flows from November 7, 2006 (Date of Inception) through December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cyberspace Vita, Inc. as of December 31, 2006, and the results of its operations and cash flows from November 7, 2006 (Date of Inception) through December 31, 2006 in conformity with accounting principles generally accepted in the United States.


/s/De Joya Griffith & Company, LLC
----------------------------------
De Joya Griffith & Company, LLC
Henderson, Nevada
February 15, 2007


		      CYBERSPACE VITA, INC.
		  (A DEVELOPMENT STAGE COMPANY)
			  BALANCE SHEET
		       DECEMBER 31, 2006




 ASSETS

Current assets
   Cash	 						$    732
							--------

Total assets	 					$    732
							========
 LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
   Loan due to shareholder	 			$  1,000

Total liabilities	                         	   1,000


Stockholder's deficit
   Common stock; no par value; 100,000,000 shares	   4,000
     authorized, 4,000,000 issued and outstanding
   Accumulated eficit during development stage	          (4,268)
							--------
		Total stockholders' deficit	            (268)
							--------
Total liabilities and stockholders' deficit	 	$    732
							========


 These notes are an integral part of these financial statements.




		      CYBERSPACE VITA, INC.
		  (A DEVELOPMENT STAGE COMPANY)
		     STATEMENT OF OPERATIONS




			 			From November 7, 2006
			 			 (Date of Inception)
			 			       through
						  December 31, 2006
						---------------------

Revenues	 					$          --
Cost of revenues	                                           --
							-------------
   Gross profit	                                          	   --

Operating expenses
   Selling general and administrative	                        4,268
							-------------
	Total operating expenses	                        4,268
							-------------
   Loss before provision for income taxes	               (4,268)

Provision for income taxes	                                   --
							-------------
Net loss	 					$      (4,268)
							=============
Basic income (loss) per common share			$       (0.00)
							=============
Diluted income (loss) per common share	 		$       (0.00)
							=============
Basic weighted average common
	shares outstanding	                            4,000,000
							=============



The accompanying notes are an integral part of these financial statements.










				    CYBERSPACE VITA, INC.
				(A DEVELOPMENT STAGE COMPANY)
			      STATEMENT OF STOCKHOLDERS' DEFICIT
	      FROM NOVEMBER 7, 2006 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2006

				      Common Stock		 Accumulated  		Total
	  		 	------------------------	Deficit During 	     Stockholders'
	 			Shares 		  Amount      Development Stage        Deficit
				----------     ---------      -----------------	     -------------
Balance,
November 7, 2006
(Date of Inception)	                --     $      --                     --      $          --


Issuance of stock for
services, $ 0.001 per share	 4,000,000 	   4,000 		     -- 	     4,000

Net loss	                        -- 	      -- 		 (4,268)	    (4,268)
				----------     ---------      -----------------	     -------------
Balance,
December 31, 2006 	         4,000,000     $   4,000      $          (4,268)     $        (268)
				==========     =========      =================	     =============



   The accompanying notes are an integral part of these financial statements.





			  CYBERSPACE VITA, INC.
		      (A DEVELOPMENT STAGE COMPANY)
			 STATEMENT OF CASH FLOWS


						       From November 7, 2006
				 			(Date of Inception)
				 			      Through
							 December 31, 2006
						       ---------------------

Cash flows from operating activities:
   Net loss	 						$     (4,268)
   Adjustments to reconcile net loss to net cash
     used in operating activities:
       Stock-based compensation					       4,000
								------------
	Net cash used by operating activities	                        (268)
								------------
Cash flows from financing activities:
   Proceeds from shareholder loan	                               1,000
								------------
	Net cash provided by financing activities 	               1,000
								------------
Net change in cash	                                       		 732

Cash, beginning of period	                                          --
								------------
Cash, end of period	 					$        732
								============



The accompanying notes are an integral part of these financial statements.



CYBERSPACE VITA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
From November 7, 2006 (Date of Inception) through December 31, 2006


NOTE  1.  DESCRIPTION  OF  THE  BUSINESS,  HISTORY  AND  SUMMARY OF SIGNIFICANT
POLICIES

History  - CYBERSPACE VITA INC., was incorporated in Nevada  on  November  7th,
2006

A Development Stage Company - The accompanying financial statements have been prepared in accordance with the Statement of Financial Accounting Standards No. 7 "According and Reporting by Development-Stage Enterprises." A development-stage enterprise in one in which planned principal operations has not commenced or if its operations have commenced, there has been no significant revenues there from.

Definition of fiscal year - The Company's fiscal yeat is December 31st.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments - Financial accounting standards Statement No. 107, "Disclosure About Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market value of its assets and liabilities with are deemed to be financial instruments. The carrying amount and estimated fair values of the Company's financial instruments approximated their fair value due to short-term nature.

Earnings (loss) per share - Basic Earning (loss) per share exclude any dilutive effect of options, warrants and convertible securities. Basic earnings (loss) per share are computed using the weighted-average number of outstanding common stocks during the applicable period. Diluted earnings per share are computed using the weighted-average number of common & common stock equivalent shares outstanding during the period. Common stock equivalent shares are excluded from the computation if their effect is antidilutive.

Income Taxes - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities or a change in tax rate is recognized in income in the period that includes the enactment date.

New Accounting Pronouncements - In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections." This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods' financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the correction for an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. This statement is not expected to have a material effect on the Company's consolidated financial position or results of operation. In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instrument", SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.

This statement is effective for all financial instruments acquired or issued after the beginning of the Company's first fiscal year that begins after September 15, 2006. This statement is not expected to have a material effect on the Company's consolidated financial position or results of operations.

In June 2005, the ETIF reached consensus on issue No. 05-6, Determining the Amortization Period for Leasehold Improvements ("ETIF 05-6"). ETIF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in ETIF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. ETIF 05-6 is not expected to have a material effect on the Company's consolidated financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157 "Fair Value Measurements". SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure about fair values. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Management believes that the adoption of SFAS No. 157 will not have a material impact on the consolidated financial results of the Company.


NOTE 2. LOAN DUE TO SHAREHOLDER

As of December 31, 2006, the company had unsecured and non-bearing demand loan due to a shareholder of the company in the amount of $1,000.

NOTE 3. CAPITAL STOCK TRANSACTIONS

Common Stock - The authorized common stock is 100,000,000 shares with $.001 par value. As of December 31st, 2006, the Company has 4,000,000 shares of common stock issued and outstanding.

In November 2006, the company issued 4,000,000 shares of its common stock to its directors in exchange for services totaling $4,000.

                               TABLE OF CONTENTS
                                                               PAGE
                                                             ---------

Prospectus Summary......................................        1
Risk Factors............................................        8

	CYBERSPACE  VITA, INC. is  a  development  stage
        company  which may make it difficult to evaluate
        our future prospects............................        8

	Our financial status  creates  a  doubt  whether
        we will continue as a going concern, and, if  we
        do not continue as a  going  concern,  investors
        may lose their entire investment................        8

	Our  success  depends on generating awareness of
	the  CYBERSPACE  VITA, INC. name  in association
	with the vitamins we sell.......................        9

	If  we  are  not  successful in raising at least
        $10,000 in the  next  twelve  months,  investors
        may lose their entire investment................        9

	We  will  need  additional  capital  to fund our
	expected  needs for  working capital and capital
        expenditures....................................        9

	We depend on our two officers who  comprise  the
        entire management team at the present time......        9
        CYBERSPACE VITA, INC. has complete discretion in
        spending the proceeds of this offering..........       10

	We do not have an encrypted link for credit card
        sales and we may not be able to  generate  sales
        if our website and systems are not as convenient
        to use as the sites of our competitors..........       10

	We face intense competition in Internet  vitamin
        sales...........................................       10

	Consumers may not accept an online source for
        our products....................................       11

	Extensive governmental  regulation  could  limit
        our sales or add significant additional costs...       11

	The  sale  of  vitamins  and  minerals  involves
	product liability and other risks...............       12

	We depend on third party shippers to deliver our
        products in a timely manner.....................       12

	Our present systems are  inadequate  to  support
        rapid growth in user demand.....................       12

	Our  computer  and  communications  systems  may
        fail or experience delays.......................       13

        We depend on  continued  growth  in use  of  the
        Internet and online commerce....................       13

	We may be unable to respond to rapid changes  in
        the online commerce industry....................       13

	This offering has no escrow, and investor  funds
        may be used on receipt..........................       13

Use of Proceeds..........................................      14
Dividend Policy..........................................      15
Price Range of Securities................................      15
Capitalization...........................................      15
Dilution.................................................      16
Selected Financial Data..................................      16
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations.............................................      16
Business.................................................      18
Management...............................................      25
Principal Stockholders...................................      27
Description of Securities................................      28
Shares Eligible for Future Sale..........................      29
Plan of Distribution.....................................      30
Legal Matters............................................      30
Experts..................................................      30
Index to Financial Statements............................      31

                                   <PAGE40>

                          ------------------------

CYBERSPACE VITA, INC,
1,000,000 SHARES OF Common stock
-------------

Prospectus

-------------

March 28, 2007

-----------------------------------------------------------------
-----------------------------------------------------------------

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

NRS 78.138 of the Nevada Corporations Code, as amended, provides for the indemnification of CYBERSPACE VITA, INC.'s officers, directors, employees and agents under certain circumstances, for any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation attorneys' fees and any expenses, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

CYBERSPACE  VITA,  INC.'s  Certificate   of  Incorporation  provides  that  the
directors of the Company shall be protected from personal liability to the fullest extent permitted by law. CYBERSPACE VITA, INC.'s By-laws also contain a provision for the indemnification of CYBERSPACE VITA, INC.'s directors.


                                   <PAGE41>

ITEM 25. OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION.

The Registrant estimates that expenses payable by it in connection with the Offering described in this Registration Statement (other than the underwriting discount and commissions and reasonable expense allowance) will be as follows:

SEC registration fee.................................  $    10.70
Printing and engraving expenses......................  $    50.00
Accounting fees and expenses.........................  $ 1,000.00
Legal fees and expenses (other than Blue Sky)........  $ 1,993.40
Blue sky fees and expenses
(including legal and filing fees)..................... $ 1,000.00
Miscellaneous......................................... $ 1,000.00
                                                       ----------
    Total............................................. $ 5,554.10
                                                       ----------


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

NONE


ITEM 27. EXHIBITS

   (a) The following exhibits are filed as part of this Registration
Statement:

  EXHIBIT
  NUMBER                 DESCRIPTION
-----------         -----------------------------------
     1              Articles of Incorporation
     2              By-Laws
     3              Specimen of Stock Certificate
     4              Opinion of Henry C. Casden, Esq.,
                    Attorney at Law (including  consent)
     5              Consent of Independent Accountant
     6              Consent of Henry Casden
                        (filed as part of Exhibit 4)
     7              Subscription Agreement

                    ------------------------------------


                                   <PAGE42>

ITEM 28. UNDERTAKINGS.

    The undersigned Company undertakes to:

    (a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

         (I) Include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

   (iii) Include any additional or changed material information on the plan of distribution. (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering. (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

    (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of CYBERSPACE VITA, INC. pursuant to the provisions referred to under Item 24 of this Registration Statement, or otherwise, CYBERSPACE VITA, INC. has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

    In the event that a claim for indemnification against such liabilities (other than the payment by CYBERSPACE VITA, INC. of expenses incurred or paid by a director, officer or a controlling person of CYBERSPACE VITA, INC. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (f) (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by Cyberspace Vita under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

    (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                  SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Santa Barbara, state of California, on March 13, 2001.


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.

 CYBERSPACE VITA, INC.

 /s/ Robert T. Yarbray
 -----------------------------------------
 Robert T. Yarbray, President and Director
 Date: March 21, 2007

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


 /s/ Robert T. Yarbray
 -----------------------------------------------
 Robert T. Yarbray, President/Secretary/Director
 Date:  March 21, 2007

 /s/ Eleanor Yarbray
 -----------------------------------------
 Eleanor Yarbray, Chief Financial Officer, Director
 Date:  March 21, 2007